Exhibit 99.1
Pressley A. Ridgill President Michael W. Shelton Chief Financial Officer 336-369-0900 www.newbridgebank.com NASDAQ: NBBC SuperCommunity Bank Conference February 11-12, 2008 Atlanta, GA

Forward Looking Statements Information in this presentation contains forward-looking statements. These statements are identified by words such as "expects," "anticipates," "should," estimates," "plans," "projects," or other similar statements about future events. These forward-looking statements involve estimates, assumptions by management, risks, uncertainties and other factors that could cause actual results to differ materially from current projections, including without limitations, the effects of future economic conditions, legislative and regulatory changes, availability of capital, personnel, and the effects of competition. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge Bancorp's filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. NewBridge Bancorp undertakes no obligations to revise these statements following the date of this presentation.

2007 Unaudited Information All financial information presented at and for the year ended December 31, 2007 is unaudited and subject to modification as a consequence of an independent audit of NewBridge Bancorp's financial statements.

# Overview of Merger of Equals

**NewBridge Bancorp formed July 31, 2007**
**MOE: LSB Bancshares, Inc. and FNB Financial Services Corporation**

| | | |
|---|---|---|
| **Relative Ownership:** | **53% LSB / 47% FNB (based on shares outstanding at 7/31/07)** | |
| **Board of Directors:** | **10 LSB Directors / 10 FNB Directors** | |
| **Management:** | **Bob Lowe** | Chairman and CEO of NewBridge Bancorp and Chairman of NewBridge Bank |
| | **Pressley Ridgill** | President of NewBridge Bancorp and President and CEO of NewBridge Bank |
| | **Mike Shelton** | EVP and CFO of NewBridge Bancorp and NewBridge Bank |
| **Corporate Headquarters:** | **Greensboro, NC** | |

NEWBRIDGE BANCORP

Fixed Exchange Ratio: 1.07 LSB shares for each FNB share Cash Dividend: Quarterly dividend of $0.17 per share Accounting Treatment: Purchase accounting Operations Converted: November 13, 2007 2008 Estimated Cost Savings Identified: $8.0 million (pre-tax) Overview of Merger of Equals

Accretive to EPS for all shareholders Substantial cost savings opportunities Creates a strong community bank headquartered in the Piedmont Triad of North Carolina Creates the second largest market share of community banking organizations in the combined Greensboro, High Point and Winston-Salem MSA (total population 1.1 million) Transaction Rationale

Increases shares outstanding to approximately 16 million and increases liquidity to a current average daily volume of over 30,000 Provides strengthened and expanded management team Combined Company is better positioned to make strategic acquisitions Greater visibility with research analysts Transaction Rationale

Transaction Rationale Similar cultures at both companies Contiguous core markets with no branch overlap Broader geographic diversification expected to reduce overall credit risk concentration for the combined Company Combination of FNB's vibrant lending markets with LSB's strong core deposit base Ability to attract and service larger business clients Centrally located to allow for expansion opportunities into other attractive markets

- FNB branches (15) - LSB branches (25) As of June 30, 2007 Deposit market share rank for community financial institutions; excludes banks greater than $10 billion in assets Deposits Rank of Market ($MM's) (1) Comm. Banks(2) Branches Davidson County MSA $611 1 13 Guilford/Rockingham Counties MSA 542 3 13 Wilmington MSA 177 4 3 Winston-Salem MSA 181 4 9 Harrisonburg, VA MSA 89 3 2 Total $1,600 40 Combined Franchise Footprint

Greensboro - High Point, NC: Regional transportation and logistics hub (FedEx Mid-Atlantic freight hub) and top 10 logistics market growth Large number of institutions of higher education (UNC-G, Elon Law School, NC A&T, Guilford College, Greensboro College, High Point University, and Guilford Tech) Newly announced Honda Aircraft Company world headquarters and HondaJet plant Newly announced Gateway Research Center (UNC-G and NC A&T) Winston-Salem, NC: New Dell plant Wake Forest University, Salem College, N.C. School of the Arts, Winston-Salem State University, Forsyth Tech Piedmont Triad Research Park Wilmington, NC: Coastal area with strong growth Substantial number of high quality employers (PPD, GE, Dupont, Verizon, and Corning) Major film and TV production "Hollywood of the East" Population growth is expected to be double the national average over the next five years Harrisonburg, VA: Regional transportation hub Strong growth due to proximity to Washington D.C. James Madison University predicts student/faculty size will grow 25% from 20,000 to 25,000 in next 10 years Growth Markets

2007 Merger Integration Achievements Laid the foundation for growth, became a top 10 N.C. banking Company Established a new corporate identity Created and integrated the senior executive management team from best of both banks Exercised discipline in the implementation of merger plans Built infrastructure to improve customer service

Foundation For Growth Knowledgeable executive management team with 26.4 average years of broad experience in the banking/financial services industry Ability to recruit senior executives with regional banking experience to add depth to our team: significant additions made since merger All major systems converted in 4th Quarter of 2007 Guiding principles are focused on integrity and service

Foundation For Growth Identified and implemented significant expense reductions in 2007 to be realized beginning in 2008 Maintained strong market share Improved our risk profile Positioned the Company to increase shareholder value

Established A New Corporate Identity NewBridge Bank name selected for its fresh connotation of helping people get where they want to be financially New name being used to re-brand the legacy Banks in all markets Announced sponsorship of Grasshoppers baseball park in downtown Greensboro for instant community recognition

Exercised Discipline In Integration Built an organizational structure based on a best practices approach The goal? To emerge stronger as a combined bank than each was standing alone

Reduced Expenses Reduced staff of combined Company by total of 94 since 12/31/06 without reduction in service levels FTE's reduced by 14% since 12/31/06 Identified synergies and savings throughout the organization Annualized savings of $8 million anticipated for 2008

Staff Reduction Implemented 700 690 680 670 660 650 640 630 620 610 600 December 2006 March 2007 June 2007 September 2007 December 2007 FTE's reduced by 14% since 12/31/06 Annualized Savings ($4,050,000) -18 -37 -47 -94 590

Built Infrastructure To Improve Customer Service Customer retention is our mantra Training for one-on-one contact with customers to explain merger and its effects on banking relationship Increased data and telecommunications system to handle more capacity between locations Partnered with Raymond James Financial Services, Inc., full-service retail broker dealer, to increase breadth of service to customers Reinvigorated Trust Division Increased depth of business customer relationship teams

# Pro Forma 8th Largest NC Deposit Market Share

| North Carolina | | | | |
|---|---|---|---|---|
| # | Institution | Branches | Deposits ($000s) | % |
| 1 | Wachovia Corp. | 328 | $81,361,329 | 39.5% |
| 2 | Bank of America Corp. | 198 | 31,382,146 | 15.2% |
| 3 | BB&T Corp. | 340 | 27,490,521 | 13.3% |
| 4 | First Citizens BancShares Inc. | 281 | 9,741,378 | 4.7% |
| 5 | RBC Centura | 184 | 8,164,772 | 4.0% |
| 6 | First Charter Corp.(2) | 60 | 3,135,549 | 1.5% |
| 7 | First Bancorp | 62 | 1,629,244 | 0.8% |
| 8 | NewBridge Bancorp | 38 | 1,511,628 | 0.7% |
| 9 | FNB United Corp. | 44 | 1,448,532 | 0.7% |
| 10 | Fidelity Bancshares Inc. | 64 | 1,208,977 | 0.6% |
| 11 | Capital Bank Corp. | 26 | 1,079,394 | 0.5% |
| 12 | Bank of Granite Corp. | 22 | 1,022,192 | 0.5% |
| 13 | Southern Bancshares | 55 | 1,014,947 | 0.5% |
| 14 | Southern Community Financial | 22 | 1,007,804 | 0.5% |
| 15 | United Community Banks Inc. | 22 | 1,001,468 | 0.5% |
| 16 | Yadkin Valley Financial | 24 | 942,904 | 0.5% |
| 17 | BNC Bancorp | 13 | 898,434 | 0.4% |
| 18 | HomeTrust Bank | 14 | 805,503 | 0.4% |
| 19 | First South Bancorp Inc. | 26 | 803,713 | 0.4% |
| 20 | Gateway Financial Holdings Inc. | 12 | 716,907 | 0.4% |
| | All other | 841 | 29,886,461 | 14.4% |
| | Total | 2,676 | $206,253,803 | 100.0% |

Created one of NC's largest community banks(1):

- 3rd largest by asset size
- 3rd largest by deposits
- 6th largest number of branches

(1) North Carolina headquartered banks, excluding Bank of America, BB&T, First Citizens, RBC Centura & Wachovia

(2) First Charter Corp. to be acquired by Fifth Third Bancorp

Source: SNL Financial LC; Deposits are as of 6/30/07

NEWBRIDGE BANCORP

Maintained Strong Market Share Piedmont Triad MSA Created the second largest market share of community banking organizations in the combined Greensboro, High Point and Winston- Salem MSA (total population 1.1 million) Rockingham County #1 with nearly 30% share Davidson County #1 with nearly 30% share Stokes County #2 with 21% share Source: FDIC as of June 30, 2007

Improved Our Risk Profile In Q4 2007 Announced provision for credit losses of $14.4 million Net charge-offs of $4.3 million Specific reserves of $5.2 million Other real estate write downs of $2.6 million, includes $2 million for Georgetown condominium project Finance subsidiary credit loss provision of $1.7 million Reduced NPAs to 0.84% of total assets at 12/31/07

Loan and Deposit Composition NBBC Loan Portfolio Composition December 31, 2007 NBBC Deposit Composition December 31, 2007

Nonperforming Assets (1) Reported information 2003-2006 for LSB and FNB combined. 2007 2006 2005 2004 2003 Nonaccrual loans $12,236 $16,728 $11,285 $4,135 $6,928 Restructured loans 651 509 856 582 1,135 Loans past due 90 days+ 72 2,206 1,941 1,378 1,237 Total nonperforming loans $12,959 $19,443 $14,082 $6,095 $9,300 OREO 4,280 4,858 5,874 7,090 6,933 Total nonperforming assets $17,239 $24,301 $19,956 $13,185 $16,233 Allowance for credit losses $30,370 $22,759 $28,582 $15,315 $14,970 -As a % of loans 2.04% 1.55% 1.89% 1.11% 1.20% Nonperforming loans -As a % of total loans .87% 1.33% .93% .44% .75% -As a % of allowance for credit losses 42.67% 85.43% 49.27% 39.80% 62.12% Nonperforming assets -As a % of total assets 0.84% 1.22% 1.01% .74% .98% 12/31 (unaudited) ($ in 000s) (1)

Nonperforming Assets As A % of Total Assets 0.8 0.9 1.0 1.1 1.2 1.3 1.4 2003(1) ..74% 1.01% 1.22% ..84% 0.7 ..98% 2004(1) 2005(1) 2006(1) 2007 (1) Reported information 2003-2006 for LSB and FNB combined.

Positioned To Increase Shareholder Value Quarterly Cash Dividend: $0.17 per share Dividend Yield: 6.8% Share Repurchase: 654,000 shares authorized Management actively engaged in investor relations opportunities NewBridge anticipates all regulatory capital ratios will be maintained at "well capitalized" status

Questions